UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2010

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina (Address of principal executive offices)	29201 (Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 27, 2010, SCBT Financial Corporation (“SCBT”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Columbia, South Carolina.  At the Annual Meeting, there were present in person or by proxy 10,769,650 shares of SCBT’s common stock, representing 84.5% of the total outstanding eligible votes.  At the Annual Meeting, the shareholders of SCBT (1) elected six members of the Board of Directors, (2) ratified the appointment of Dixon Hughes PLLC as SCBT’s independent registered public accountants, and (3) approved a stockholder proposal to eliminate classification of terms of the Board of Directors.  The voting results for each proposal are as follows:

1) Approval of a proposal to elect the following individuals as directors of SCBT:

Nominees for Director	Votes For	Votes Withheld

Robert R. Horger	8,728,010	107,872
Jimmy E. Addison	8,733,950	101,932
Harry M. Mims, Jr.	8,720,498	115,384
James W. Roquemore	8,705,718	130,164
John W. Williamson, III	8,744,485	91,397
Herbert G. Gray	8,733,760	102,122

The following individuals continue to serve as directors until our Annual Meeting in the year indicated:

Directors Whose Terms Will Expire in 2013
Robert R. Horger
Jimmy E. Addison
Harry M. Mims, Jr.
James W. Roquemore
John W. Williamson, III

Directors Whose Terms Will Expire in 2012
Dalton B. Floyd, Jr.
M. Oswald Fogle
Dwight W. Frierson
Thomas E. Suggs
Herbert G. Gray

Directors Whose Terms Will Expire in 2011
Luther J. Battiste, III
Robert R. Hill, Jr.
Ralph W. Norman
Alton C. Phillips
Susie H. VanHuss

2) Approval to ratify the appointment of Dixon Hughes PLLC as SCBT’s auditors for the fiscal year ending December 31, 2010:

	Votes	% of Shares Outstanding

Voting For	10,670,127	83.72%
Voting Against	33,530	0.26%
Abstain From Voting	65,992	0.52%
Total	10,769,650	84.50%

3) Approval to consider a stockholder proposal to eliminate classification of terms of the Board of Directors.

	Votes	% of Shares Outstanding

Voting For	4,657,096	36.54%
Voting Against	4,032,002	31.64%
Abstain From Voting	146,784	1.15%
Non-votes	1,933,768	15.17%
Total	10,769,650	84.50%

There were 1,933,768 broker non-votes with respect to proposals 1 and 3, which are non-routine proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date: April 30, 2010	/s/ Donald E. Pickett
Donald E. Pickett
Executive Vice President and
Chief Financial Officer